Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States

Facsimile:
+1 212 446 4800
+1 212 446 4900
www.kirkland.com

April 8, 2022

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

Re:       NRX Pharmaceuticals, Inc. Registration Statement on Form S-1.

Ladies and Gentlemen:

We have acted as special counsel to NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to (i) the possible sale by certain stockholders of the Company identified in the Registration Statement (the “Selling Securityholders”) of an aggregate of up to 7,824,727 shares (the “Selling Securityholder Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the issuance by the Company of up to 8,215,963 shares of Common Stock that are issuable upon the exercise of preferred investment options and placement agent preferred investment options to purchase shares of Common Stock (the “Option Shares”, and together with the Selling Securityholder Shares, the “Shares”), in each case in the manner specified in the Registration Statement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;
2.	the Securities Purchase Agreement, January 30, 2022;
3.	the Preferred Investment Options; and
4.	the Registration Rights Agreement, dated as of January 30, 2022.

April 8, 2022

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company, (ii) the Selling Securityholder Shares have been validly issued and are fully paid and non-assessable, and (iii) the Option Shares, when issued upon exercise of, and upon payment and delivery in accordance with the Preferred Investment Options, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Yours sincerely

/S/ KIRKLAND & ELLIS LLP